Exhibit 10.26

OPTION GRANT NOTICE

UNDER THE

REDBIRD PARENT HOLDINGS, INC.

2019 STOCK INCENTIVE PLAN

Redbird Parent Holdings, Inc. (the “Company”), pursuant to the Redbird Parent Holdings, Inc. 2019 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one Share of Class B Common Stock) set forth below, at an Option Price set forth below. The Options are subject to all of the terms and conditions set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Agreement (or if not defined therein, the Plan).

Participant:	Jeremy Bondy

Date of Grant:	[Insert Date of Grant]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Number of Options:	[Insert Number of Options]

Time Options:

Performance Options:

Performance Options:

Option Price:	$[Insert Option Price] per Share

Option Period Expiration Date:	10th anniversary of Date of Grant

Type of Option:	Non-qualified Stock Option

Vesting Schedule:	Time Options:

Subject to the Participant’s continued Employment through each applicable vesting date, the Time Options shall vest and become exercisable in equal 20% installments on each of the first five anniversaries of the Vesting Commencement Date.

Performance Options:

Subject to the Participant’s continued Employment through each applicable vesting date, the Performance Options shall vest and become exercisable upon the date, if any, when Sponsor has received, in cash, amounts in respect of its Shares sufficient to reflect both (i) a specified return on Sponsor’s cumulative invested capital in the Company (the “MOIC Hurdle”) and (ii) a specified annual rate of return of Sponsor’s cumulative invested capital in the Company (the “IRR Hurdle”), as follows:

• 25% of the Performance Options will vest upon the attainment of both (i) a Sponsor MOIC of at least 2.5x and (ii) a Sponsor IRR of at least 20%;

• 25% of the Performance Options will vest upon the attainment of both (i) a Sponsor MOIC of at least 3.0x and (ii) a Sponsor IRR of at least 22.5%;

• 25% of the Performance Options will vest upon the attainment of both (i) a Sponsor MOIC of at least 3.5x and (ii) a Sponsor IRR of at least 25%; and

• 25% of the Performance Options will vest upon the attainment of both (i) a Sponsor MOIC of at least 4.0x and (ii) a Sponsor IRR of at least 27.5%.

* * *

REDBIRD PARENT HOLDINGS, INC.

By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

Participant[1]

1 Note: To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

OPTION AGREEMENT
UNDER THE
REDBIRD PARENT HOLDINGS, INC.

2019 STOCK INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Redbird Parent Holdings, Inc. 2019 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), Redbird Parent Holdings, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. Definitions. Defined terms are as set forth in Exhibit A hereto and capitalized terms not defined herein or in Exhibit A shall have the meaning set forth in the Plan (or if not defined in the Plan, the Stockholders Agreement).

2. Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one Share of Class B Common Stock), at the Option Price as provided in the Grant Notice. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options. Each Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

3. Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice, subject to the following additional terms:

(a) Disposition of All Sponsor Shares. Any outstanding unvested Performance Options that have not vested prior to or on the date Sponsor disposes all of its Shares will be forfeited without consideration therefor upon the date of such disposition.

(b) In the event of the Participant’s Qualifying Termination, subject to the timely execution, delivery and non-revocation by the Participant of a general release of claims in favor of the Company and its Subsidiaries and Affiliates:

(i) Any Time Options that would have vested in the absence of such Qualifying Termination during the twelve-month period following such termination of Employment (the “Tail Period”) shall vest and become exercisable upon such termination of Employment.

(ii) Any Performance Options shall, to the extent not then previously forfeited or cancelled, remain outstanding and eligible to vest and become exercisable during the Tail Period to the extent that the applicable performance vesting conditions are satisfied during the Tail Period.

(c) Change in Control. In the event of a Change in Control that occurs during the Participant’s Employment:

(i) If the outstanding unvested Time Options are continued by the Company or assumed, substituted or replaced by the buyer or its Affiliates in connection with such Change in Control, then, in the event of the Participant’s Qualifying Termination that occurs during the two-year period following a Change in Control, all outstanding unvested Time Options then held by the Participant shall become fully vested upon such Qualifying Termination.

(ii) If the outstanding unvested Time Options are not continued by the Company or assumed, substituted or replaced by the buyer or its Affiliates in connection with such Change in Control, then all outstanding unvested Time Options then held by the Participant shall become fully vested immediately prior to the effective time of such Change in Control.

(iii) Any outstanding unvested Performance Options then held by the Participant shall become fully vested to the extent the applicable performance vesting conditions are satisfied in connection with such Change in Control; provided, that, any Performance Options that do not vest prior to or upon a Change in Control will be forfeited without consideration upon the date of such Change in Control.

4. Termination of Employment. In the event of the termination of the Participant’s Employment for any reason, the Options, to the extent not then vested and exercisable or eligible to vest after such termination of Employment, shall be immediately cancelled by the Company without consideration and any vested Options shall remain exercisable for the period set forth in Section 5(a). Any unvested Options eligible to vest after a termination of Employment shall be immediately cancelled by the Company without consideration at the end of the Tail Period.

5. Exercise of Options.

(a) Period of Exercise. Subject to the provisions of the Plan and this Option Agreement, the Participant may exercise all or any vested and exercisable Options at any time prior to the Option Period Expiration Date as provided in the Grant Notice (and, notwithstanding anything to the contrary, all Options, whether or not vested, shall expire on the Option Period Expiration Date). Notwithstanding the foregoing, in the event of the termination of the Participant’s Employment prior to the Option Period Expiration Date, the vested Options shall remain exercisable for the applicable period set forth below:

(i) in the event of the termination of the Participant’s Employment (A) by the Company or one of its Affiliates without Cause or (B) as a result of a resignation by the Participant at a time when grounds for Cause do not exist, in either case, for a period ending on the earlier of (x) 180 days following such termination of Employment (or, solely with respect to Performance Options which vest during the Tail Period, 180 days following the date, such Performance Options vested during the Tail Period) and (y) the Option Period Expiration Date;

(ii) in the event of the termination of the Participant’s Employment (A) as a result of the Participant’s death or (B) by the Company or one of its Affiliates at a time when the Participant suffers from a Disability, in either case, for a period ending on the earlier of (x) the first anniversary of the date of such termination of Employment and (y) the Option Period Expiration Date; and

(iii) in the event of (A) the termination of the Participant’s Employment by the Company or one of its Affiliates for Cause or as a result of a resignation by the Participant when grounds for Cause exist or (B) a Restrictive Covenant Violation, for a period ending immediately upon such termination of Employment or Restrictive Covenant Violation, as applicable.

(b) Method of Exercise.

(i) The vested Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Option Price applicable to the Options so exercised. Such notice shall be delivered either (A) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or its designee; or (B) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either clause (A) or (B), as communicated to the Participant by the Company from time to time.

(ii) Payment of the aggregate Option Price and applicable income or other tax withholding amount may be made, at the election of the Participant, (A) in cash or check of immediately available funds; (B) by such other method as the Committee may permit in its sole discretion pursuant to the Plan; or (C) any combination of such cash or check and such other permitted method of exercise.

(iii) Following the exercise of the Options hereunder, as promptly as practical after receipt of such notification and full payment of the Option Price and any required income or other tax withholding amount (as provided in Section 12), and subject to the Participant’s execution and delivery of a joinder to the Stockholders Agreement (provided, that if the Participant is already a party to the Stockholders Agreement, then the Shares acquired under the Options shall automatically become subject to such Stockholders Agreement without any further action), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of Shares with respect to which the Options have been so exercised, subject to Section 6(d) of the Plan.

(iv) Notwithstanding any other provision of the Plan or this Option Agreement to the contrary, absent an available exemption to registration or qualification, the Options may not be exercised prior to the completion of any registration or qualification of any Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(v) In the event of the termination of the Participant’s Employment as a result of the Participant’s death, the vested Options shall remain exercisable by the Participant’s executor or administrator, or the Person or Persons to whom the Participant’s rights under this Option Agreement shall pass by will or by the laws of descent or distribution, as the case may be, to the extent set forth in Section 5(a)(ii)(A). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

6. Certain Sales Upon Termination of Employment.

(a) Put Option.

(i) In the event of the termination of the Participant’s Employment (A) as a result of the Participant’s death or (B) by the Company and its Subsidiaries at a time when the Participant suffers from a Disability, the Participant and the Participant’s Family Group shall have the right, subject to the other provisions of this Section 6, for a period of eleven and one‑half months commencing on such date of termination of the Participant’s Employment, to sell to the Company (the “Put Option”), and the Company shall be required to purchase (subject to the other provisions of this Section 6), on one occasion from the Participant, all or any portion of the Shares received by the Participant, if any, upon the exercise of Options, then held by such member of the Participant’s Family Group at a price per Share equal to Fair Market Value (measured as of the purchase date); provided, that the exercise of the Put Option may be delayed by the Company for a reasonable period of time (not to exceed 12 months) to the extent any such delay is necessary to avoid the application of adverse accounting treatment to the Company. To the extent that the Company chooses to delay the exercise of the Put Option, the post-termination exercise period of any Options will be tolled. For the avoidance of doubt, there shall be no Put Option on any termination of the Participant’s Employment other than as a result of the Participant’s death or by the Company and its Subsidiaries at a time when the Participant suffers from a Disability.

(ii) If the Participant or the Participant’s Family Group, as applicable, desires to exercise the Put Option pursuant to this Section 6, the Participant or the Participant’s Family Group, as applicable, shall send written notice to the Company setting forth the intention to sell all or any portion of the Shares pursuant to this Section 6 (the “Put Notice”). Subject to the other provisions of this Section 6, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company not later than the 30th day after the giving of such notice. The Put Notice shall not be effective unless received prior to the date of a Public Offering.

(b) Call Option.

(i) In the event of (A) the termination of the Participant’s Employment (x) by the Company and its Subsidiaries for Cause, (y) as a result of a voluntary resignation by the Participant when grounds for Cause exist or (z) as a result of a voluntary resignation by the Participant (other than for Good Reason) within 18 months following the Vesting Commencement Date (as defined in the Grant Notice) or (B) a Restrictive Covenant Violation, the Company shall have the right, at any time during the 12 months following, as applicable, each of (x) any such termination of Employment, (y) the date on which the Shares underlying the Options are acquired by the Participant or (z) the date of such Restrictive Covenant Violation (or, if later, the date on which any member of the Board, other than the Participant (if applicable), has actual knowledge thereof), to purchase (together with the rights in Section 6(b)(ii), the “Call Option”), and each member of the Participant’s Family Group shall be required to sell to the Company, all or any portion of the Shares (including any Shares underlying the Options) then held by such member of the Participant’s Family Group at a purchase price per Share equal to the lesser of (1) Fair Market Value (measured as of the date of the election to purchase such Shares is delivered, the “Repurchase Notice Date”) and (2) Cost; provided, that such purchase price shall not be less than zero; provided, further, that for the avoidance of doubt, if the Company elects to exercise the Call Option in respect of any Shares underlying the Options prior to the exercise of the Options, the Options will be deemed exercised for the Shares underlying such Options.

(ii) In the event of the termination of the Participant’s Employment for any reason other than as provided for in Section 6(b)(i), the Company shall have the right, at any time during the 12 months following, as applicable, each of (A) the date of such termination of Employment or (B) the date on which the Shares underlying the Options were acquired by the Participant, to purchase, and each member of the Participant’s Family Group shall be required to sell to the Company, all or any portion of the Shares (including any Shares underlying the Options) then held by such member of the Participant’s Family Group at a purchase price per Share equal to Fair Market Value (measured as of the Repurchase Notice Date); provided, that for the avoidance of doubt, if the Company elects to exercise the Call Option in respect of any Shares underlying the Options prior to the exercise of the Options, the Options will be deemed exercised for the Shares underlying such Options.

(iii) If the Company desires to exercise the Call Option pursuant to this Section 6(b), the Company shall send written notice to each member of the Participant’s Family Group of its intention to purchase Shares (including any Shares underlying the Options), specifying the number of Shares to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 6(d), the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company not later than the 30th day after the giving of the Call Notice. Notwithstanding the foregoing, if the Company elects not to exercise the Call Option pursuant to this Section 6(b) (or elects to exercise the Call Option with respect to less than all Shares (including any Shares underlying the Options)), Sponsor may elect to cause one of its Affiliates or another designee to purchase such Shares on the same terms and conditions set forth in this Section 6(b) by providing written notice to each member of the Participant’s Family Group of its intention to purchase such Shares.

(c) Obligation to Sell Several. If there is more than one member of the Participant’s Family Group, the failure of any one such Person thereof to perform its obligations hereunder shall not excuse or affect the obligations of any such other Person thereof, and the closing of the purchases from such other Person or Persons by the Company shall not excuse, or constitute a waiver of its rights against, such defaulting Person.

(d) Other Purchase Provisions.

(i) Prohibition of Purchases. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Shares (including any Shares underlying the Options) at any time pursuant to this Section 6, regardless of whether the Company has delivered a notice of its election to purchase any such Shares, to the extent that the purchase of such Shares or the payment to the Company or one of its Subsidiaries of a cash dividend or distribution by the Company or any of its Subsidiaries to fund such purchase (together with any other purchases of Shares pursuant to this Section 6 or pursuant to similar provisions in the Stockholders Agreement or any other agreements with other employees, service providers or equityholders, as applicable, of the Company and its Subsidiaries, of which the Company has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result in a violation of any law, statute, rule regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property.

(ii) Payment for Shares. If at any time the Company elects or is required to purchase any Shares pursuant to the Call Option or the Put Option, as applicable, pursuant to this Section 6, the Company shall pay the purchase price for the Shares that the Company purchases (A) first, by the cancellation of indebtedness of any kind, if any, owing from the Participant (or any member of the Participant’s Family Group) to the Company or any of its Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Participant’s Family Group receiving consideration in such repurchase) and (B) then, by the Company’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Shares so purchased, duly endorsed; provided, that if (x) any of the conditions set forth in Section 6(d)(i) exists, (y) the Company has a lack of available cash to purchase such Shares, as reasonably determined in good faith by the Board or (z) such purchase of Shares would result in a Financing Default (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company’s delivery of a subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within three years (or, if earlier, within 30 days following the date when the Cash Payment Restriction no longer exists), and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the “prime rate” as published for JP Morgan Chase Bank from time to time, and all such accrued and unpaid interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by the Participant, second to interest and third to principal. The Company shall have the rights set forth in clause (A) of the first sentence of this Section 6(d)(ii) whether or not the Participant or any member of the Participant’s Family Group is selling such Shares even if the Participant’s Family Group is not an obligor of the Company. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of the Company; provided, that, upon customary events, including insolvency and acceleration of payments under other financing agreements (subject to a standstill), a Change in Control or a Public Offering, the principal of, and accrued interest on, any Junior Subordinated Note shall become immediately due and payable. To the extent that the Company is restricted from paying accrued interest that is required to be paid on any Junior Subordinated Note prior to maturity, due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such Cash Payment Restriction no longer exists, at which time such accrued interest shall be immediately paid.

7. Repayment of Proceeds. In the event of (a) the termination of the Participant’s Employment by the Company or any of its Subsidiaries for Cause or as a result of a resignation by the Participant at a time when grounds for Cause existed at the time of such termination or (b) a Restrictive Covenant Violation, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company within ten days of the Company’s request to the Participant therefor, an amount equal to the excess, if any, of (i) the sum of (A) the value of the Participant’s Shares (including any Shares underlying Options) then held by the Participant and (B) aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant or any of the Participant’s Permitted Transferees received upon the sale or other disposition of, or distributions in respect of, the Participant’s Shares over (ii) the aggregate Cost of such Shares, as applicable. Any reference in this Option Agreement to grounds existing for Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination for, Cause.

8. Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company, its Affiliates and Subsidiaries and accordingly agrees, in the Participant’s capacity as an investor and equity holder in the Company, and indirectly, its Affiliates and its Subsidiaries, to the provisions of Exhibit B to this Option Agreement.

9. No Right to Continued Employment. Neither the Plan nor this Option Agreement shall be construed as giving the Participant the right to be retained in the Employment of the Company or any Affiliate or Subsidiary. Further, the Company or any Affiliate or Subsidiary may at any time terminate the Participant’s Employment, free from any liability or any claim under the Plan or this Option Agreement, except as otherwise expressly provided herein.

10. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Options shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading, any applicable federal or state or any other applicable laws and the Company’s certificate of incorporation and bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. Non-Transferability. The Options may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Options to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the Options are exercisable only by the Participant.

12. Tax Withholding. The provisions of Section 4(c) of the Plan are incorporated herein by reference. The Participant shall be required to pay to the Company or any Affiliate or Subsidiary (and the Company or its Affiliates shall have the right and are authorized to withhold) any applicable withholding taxes in respect of the Options, its exercise, or any payment or transfer under or with respect to the Options. The Company and its Affiliates shall have the right to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one business day after deposit with a reputable overnight delivery service for next business day delivery (charges prepaid), and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested), in each case with concurrent delivery by electronic mail (receipt confirmed), to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a) If to the Company:

Redbird Parent Holdings, Inc. c/o The Blackstone Group Inc. 345 Park Avenue New York, New York 10154

Attention:	Martin Brand
Sachin Bavishi
Email:	[****]
[****]

with a copy to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954
Attention:	Gregory Grogan
Email:	[****]

(b) If to the Participant, to the address as shown on the stock ledger of the Company.

15. Governing Law. This Option Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the jurisdiction of and venue in the courts of the State of Delaware. In addition, the Participant hereby acknowledges and agrees that Participant’s acceptance of this Option granted hereunder is voluntary and not a condition of the Participant’s Employment, and the Participant may decline to accept this Option without adverse consequences to the Participant’s Employment.

16. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

17. Options Subject to Plan and Stockholders Agreement. By entering into this Option Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Options and the Shares received upon exercise of the Options are subject to all of the terms and provisions of the Plan and the Stockholders Agreement, and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. The terms and provisions of the Plan and the Stockholders Agreement, as each may be amended from time to time are hereby incorporated by reference, subject to the terms of Section 18. In the event of a conflict between any term or provision contained in this Option Agreement (including the Grant Notice) and a term or provision of the Plan, except as otherwise expressly provided herein, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

18. Waiver and Amendment. Except as otherwise set forth in Section 13 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Option Agreement; provided, that no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant (which consent shall not be unreasonably withheld). No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.

19. Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any Share covered by the Options unless and until (a) the Participant shall have become the holder of record or the beneficial owner of such Share (for avoidance of doubt, by giving written notice of the exercise of any Options, payment in full of the Option Price and, if applicable, satisfying any other conditions imposed by the Committee pursuant to the Plan); provided, in each case, that the Participant tenders cash or its equivalent to pay any applicable withholding taxes (unless otherwise permitted by the Committee), and, except as provided in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof, and (b) the Participant executes and delivers a joinder to the Stockholders Agreement (to the extent the Participant is not already party to the Stockholders Agreement).

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any Shares outstanding under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22. Integration. This Option Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Option Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein. Notwithstanding anything contained in the Plan or this Option Agreement to the contrary, to the extent the Participant becomes a party to any employment agreement, management rollover agreement or other agreement with the Company or any of its Subsidiaries or Affiliates which vary the terms of the Options (or provide more favorable rights and remedies to the Participant) subsequent to the date of this Option Agreement, the terms of the Plan and this Option Agreement will be deemed to be amended to reflect such terms, and the terms set forth in such employment agreement, restrictive covenant agreement, management rollover agreement or other agreement shall supersede the terms set forth in the Plan or this Option Agreement.

23. Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT A

Definitions

Affiliate. The term “Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlling,” and “under common control with” have meanings correlative thereto.

Board. The term “Board” means the Company’s Board of Directors.

Cause. The term “Cause” means (i) a Participant’s theft, dishonesty or willful misconduct that materially and adversely affects the Company or any of its Subsidiaries; (ii) a Participant’s material failure to abide by the code of conduct or other policies of the Company or any of its Subsidiaries; (iii) a Participant’s unauthorized use, misappropriation, destruction or diversion of any material tangible or intangible asset of the Company or any of its Subsidiaries (including, without limitation, a Participant’s improper use or disclosure of the Company’s or any of its Subsidiaries’ material confidential or proprietary information); (iv) any intentional act by a Participant which has a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries; (v) a Participant’s repeated failure to perform any reasonable assigned duties after written notice from the Company or any of its Subsidiaries of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by a Participant of any employment or service agreement between the Participant and the Company or any of its Subsidiaries, which breach is not cured pursuant to the terms of such agreement, if applicable; (vii) commission of a felony or other crime involving financial impropriety or moral turpitude (or any other crime which would materially interfere with a Participant’s service to the Company or any of its Subsidiaries or which is potentially materially injurious to the Company or any of its Subsidiaries); or (viii) any violation by a Participant of any law regarding employment discrimination or sexual harassment/misconduct or any act which subjects the Company or any of its Subsidiaries to payment or settlement of any claim on the basis of sex, age, race or other discrimination or harassment/sexual misconduct.

Change in Control. The term “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Sponsor; or (ii) any “person” or “group,” other than Sponsor, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company’s voting equity, including by way of merger, consolidation or otherwise, and Sponsor ceases to control the Board.

Common Stock. The term “Common Stock” means, collectively, the voting common stock of the Company and the non-voting common stock of the Company.

Company. The term “Company” means Redbird Parent Holdings, Inc., a Delaware corporation.

Cost. The term “Cost” means the price per Share paid by the Participant, if any, as proportionately adjusted for all subsequent distributions of Shares and other recapitalizations and less the amount of any distributions made with respect to the Shares pursuant to the Company’s organizational documents; provided, that “Cost” may not be less than zero.

Date of Grant. The “Date of Grant” specified on the Grant Notice.

Disability. The term “Disability” shall have the meaning ascribed to such term in a Participant’s employment or service agreement, and if not so defined, or if no such employment or service agreement exists, shall mean the inability of a Participant to perform the Participant’s material duties, with or without reasonable accommodation, due to a physical or mental injury, infirmity or incapacity for the greater of 60 days in any 365-day period or the period of time required to qualify for long-term disability benefits under the Company’s long-term disability plan or policy, if any. Any question as to the existence, extent or potentiality of the Participant’s Disability upon which the Participant and the Company cannot agree shall be determined by a qualified, independent physician selected in good faith by the Company. The determination of any such physician shall be final and conclusive for all purposes of the Plan and the Option Agreement.

Employment. The term “Employment” as used in this Option Agreement shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries or Affiliates, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is a consultant to or independent contractor of the Company or any of its Subsidiaries or Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board. The Committee, in its sole discretion, shall exclusively determine the Employment status of a Participant

Fair Market Value. The term “Fair Market Value” as used in connection with the value of a Share means (i) if there is a public market for the Shares on the applicable date, the value for a Share implied by the average of the high and low closing bid prices of such Share during the immediately preceding ten trading days on the stock exchange on which the Share is principally trading or (ii) if there is no public market for the Shares on the applicable date, the value for a Share as determined by the Board in good faith by reference to Sponsor’s most recent quarterly financial statements.

Family Group. The term “Family Group” shall mean the Participant and the Participant’s Permitted Transferees, and any representative, executor, or similar person who legally makes decisions for the Participant or the Participant’s estate (in their capacity as such).

Financing Default. The term “Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of the Company or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of the Company or its Affiliates.

Good Reason. The term “Good Reason” means (i) a material diminution, through one or more changes, in the Participant’s employment duties, responsibilities and authority, measured in the aggregate; (ii) a material reduction in the Participant’s base salary and total target cash compensation opportunity, measured in the aggregate; or (iii) a relocation of the Participant’s principal workplace to a location more than 50 miles from its location as of the Vesting Commencement Date (as defined in the Grant Notice). In order for the Participant to terminate Employment for Good Reason, the Participant must provide written notice to the Company of the existence of the Good Reason condition within 60 days following the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which the Company may remedy the Good Reason condition. If the Good Reason condition is not remedied within such 30-day period, the Participant may resign based on the Good Reason condition specified in the notice with such resignation effective no later than 30 days following the end of the 30-day cure period.

Option. Collectively, the Time Options and the Performance Options granted under this Option Agreement.

Option Agreement. The term “Option Agreement” shall have the meaning set forth in the preface.

Performance Options. The Options with respect to which the terms and conditions are set forth under “Performance Options” in the Grant Notice and the applicable provisions of Section 3 and Section 4 of the Option Agreement.

Permitted Transferee. The term “Permitted Transferee” means those transferees to whom the Participant may transfer Shares under the definitive governing documents.

Plan. The term “Plan” means the Redbird Parent Holdings, Inc. 2019 Equity Incentive Plan, as it may be amended or supplemented from time to time.

Public Offering. The term “Public Offering” shall mean means a sale of Shares to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

Qualifying Termination. The term “Qualifying Termination” means the termination of the Participant’s Employment (i) by the Company without Cause or (ii) by the Participant for Good Reason.

Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean the Participant’s breach of any provision of Exhibit B hereto or any similar corresponding provision applicable to the Participant under a written agreement between the Company or its Subsidiaries from time to time.

Shares. The term “Shares” means any shares of Common Stock, and any securities into which such shares may hereafter be converted, changed or reclassified, as applicable, including, without limitation, any such shares of Class B Common Stock acquired by the Participant issuable or issued upon the exercise of Options.

Sponsor. The term “Sponsor” means investment funds affiliated with The Blackstone Group Inc. and its Affiliates.

Stockholders Agreement. The Stockholders Agreement, dated as of September 30, 2019, by and among the Company and the parties thereto set forth therein, substantially in the form attached hereto as Exhibit C, as it may be amended and/or restated from time to time.

Subsidiary. The term “Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

Time Options. The Options with respect to which the terms and conditions are set forth under “Time Options” in the Grant Notice and the applicable provisions of Section 3 and Section 4 of the Option Agreement.

Vesting Commencement Date. The “Vesting Commencement Date” specified on the Grant Notice.

EXHIBIT B

RESTRICTIVE COVENANTS

1. Non-Competition; Non-Solicitation; Non-Interference. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates (the “Company Group”) and accordingly agrees as follows:

(a) During the Participant’s Employment with the Company Group and ending on the date the Employment is terminated for any reason (the “Restricted Period”), the Participant will not directly or indirectly:

(i) in any geographic location in which the Company Group engages activities, own, operate, manage, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant) the management or conduct of any competitive business;

(ii) (A) solicit or induce any customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation) of the Company or any member of the Company Group to cease doing business with, materially reduce the amount of business conducted with the Company or any member of the Company Group, interfere with the relationship between any such customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation by the Participant) and the Company or any member of the Company Group; (B) enter into a contractual relationship with any customers with respect to which the Company or any member of the Company Group has a direct or indirect contractual relationship to the extent such relationship would be competitive; or (C) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) or (B) above; or

(iii) hire, or assist others in hiring, any executive, management or other personnel of the Company or any member of the Company Group (other than non-exclusive consultants and other than in the performance of the Participant’s duties) who was employed during the six-month period prior to the termination of the Participant’s Employment with the Company Group).

(b) During the Restricted Period and for a 12‑month period following the end of the Restricted Period, the Participant will not directly or indirectly: (i) recruit, encourage, solicit, or induce for employment, or assist others in recruiting, encouraging, solicit, or inducing for employment (other than non-exclusive consultants and other than in the performance of the Participant’s duties), any executive, management, or other personnel of the Company or any member of the Company Group; provided, however, that nothing in this Exhibit B shall prohibit or otherwise restrict the general solicitation for employment (including in any newspaper or magazine, over the Internet or by any search or employment agency) that is not specifically directed towards any such employees.

(c) If a final and non-appealable judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Participant, the provisions of this Section 1 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, notwithstanding the fact that any provision of this Section 1 is determined not to be specifically enforceable, the Company will nevertheless be entitled to recover monetary damages as a result of the Participant’s breach of such provision.

(d) The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof.

(e) Notwithstanding anything in this Section 1, the Participant may own, directly or indirectly up to 2% of any class of “publicly-traded securities” of any Person.

(f) The provisions of this Section 1 hereof shall survive the termination of the Participant’s Employment for any reason.

2. Confidentiality; Intellectual Property.

(a) Confidentiality.

(i) The Participant acknowledges that the Confidential Information obtained by the Participant while employed by or providing services to the Company or any member of the Company Group is the property of the Company Group. Therefore, the Participant agrees that the Participant shall not disclose to any unauthorized Person or use for the Participant’s own purposes any Confidential Information without the prior written consent of the Company, provided, that Confidential Information shall not include with respect to the Participant, any information that (A) is or becomes publicly available (other than as a result of a disclosure by the Participant, its Affiliates or its representatives in violation of this Section 2), (B) is or becomes available to the Participant from a source that, to its knowledge, is not prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation to the Company or any member of the Company Group, or (C) is independently developed without reference to or use of Confidential Information; provided, however, that if the Participant receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process, or similar process, (x) the Participant shall, to the extent practicable and not prohibited by law, notify the Company promptly, and consult with and assist (to the extent practicable and not prohibited by law) the Company, at the Company’s expense, in seeking a protective order, (y) in the event that such protective order is not obtained, or if the Company waives compliance with the terms hereof, the Participant shall disclose only that portion of the Confidential Information which, based on the advice of the Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and (z) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

(ii) For purposes of this Option Agreement, “Confidential Information” means information, observations, and data concerning the business or affairs of the Company Group, including, without limitation, all business information (whether or not in written form) that relates to any member of the Company Group, or its customers, suppliers, or contractors or any other third parties in respect of which the Company or any member of the Company Group has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of the Participant’s breach of this Option Agreement, including but not limited to technical information or reports, formulas, trade secrets, unwritten knowledge and “know-how,” operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents, and product development, marketing, and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies, and new product development, information relating to any forms of compensation or other personnel-related information, contracts, and supplier lists. Confidential Information will not include such information known to the Participant prior to the Participant’s involvement with the Company or any predecessor thereof, information rightfully obtained from a third party (other than pursuant to a breach by the Participant of this Option Agreement) or information independently developed by the Participant without violation of this Option Agreement. Without limiting the foregoing, the Participant and the Company each agree, to the extent not prohibited, to keep confidential the existence of, and any information concerning, any dispute between the Participant and the Company or any member of the Company Group, except that the Participant and the Company each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided, that such counsel agrees not to disclose any such information other than as reasonable to the prosecution or defense of such dispute).

(iii) The Participant acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software, or intellectual property relating to the businesses of the Company Group, in whatever form (including electronic), and all copies thereof, that are received or created by the Participant during the Participant’s Employment with the Company Group that constitute Confidential Information and Inventions shall remain the property of the Company Group, and the Participant shall as promptly as practicable return such property to the Company upon the termination of the Participant’s Employment and, in any event, at the Company’s request. The Participant agrees further that any property situated on the premises of, and owned by, the Company or any member of the Company Group, including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.

(iv) The Participant agrees further that the Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom the Participant has an obligation of confidentiality, and will not bring onto the premises of the Company or any member of the Company Group any unpublished documents or any property belonging to any former employer or any other Person to whom the Participant has an obligation of confidentiality unless consented to in writing by the former employer or other Person.

(v) Nothing in this Option Agreement, including but not limited to the Confidentiality provisions and the Non-Disparagement provisions, shall prohibit or impede the Participant from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, EEOC, OSHA, or the NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. The Participant understands and acknowledges that (A) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (B) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, the Participant shall not be required to give prior notice to (or get prior authorization from) any member of the Company Group regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company’s or its Affiliates’ attorney-client privilege or attorney work product or the Company’s or its Affiliates’ trade secrets without prior written consent of the Board.

(vi) Nothing contained in this Option Agreement shall prohibit the Participant from using any Confidential Information received by the Participant in the capacity as a shareholder or optionee for purposes of monitoring and managing the Participant’s investment and may be disclosed to such family members, attorneys, accountants and advisors of the Participant who have a “need to know” and who have agreed to comply with the terms of this Option Agreement; provided, that the Participant shall, in any event, be responsible for a breach by any such Person.

(b) Intellectual Property.

(i) The Participant agrees that the results and proceeds of the Participant’s services for the Company Group (including, but not limited to, any Confidential Information and other trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic, or otherwise creative nature, writings, and other works of authorship) resulting from services performed during the Participant’s Employment with the Company and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived, or reduced to practice or learned by the Participant, either alone or jointly with others (collectively, “Inventions”), shall be works‑made‑for‑hire, and the Company (or, if applicable or as directed by the Company, any member of the Company Group) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright, and other intellectual property rights (collectively, “Proprietary Rights,” together with the Inventions, the “Intellectual Property”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Participant whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire or there are any Proprietary Rights that do not accrue to the Company (or, as the case may be, any member of the Company Group) under the immediately preceding sentence, then the Participant hereby irrevocably assigns and agrees to assign any and all of the Participant’s right, title, and interest thereto, including any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, to the Company (or, if applicable or as directed by the Company, any member of the Company Group), and the Company or such member of the Company Group shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such member of the Company Group without any further payment to the Participant whatsoever. As to any Invention that the Participant is required to assign, the Participant shall promptly and fully disclose to the Company all information known to the Participant concerning such Invention.

(ii) The Participant agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including the execution of appropriate copyright or patent applications or assignments. To the extent that the Participant has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Participant unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 2(b)(ii) is subject to and shall not be deemed to limit, restrict, or constitute any waiver by the Company of ownership of any Proprietary Rights to which the Company may be entitled by operation of law by virtue of the Company’s being the Participant’s employer or service recipient. The Participant agrees further that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall assist the Company in every reasonable, proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Participant shall execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Participant shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designees. The Participant’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Participant’s Employment with the Company.

(iii) The Participant hereby waives and quitclaims to the Company Group any and all claims, of any nature whatsoever, that the Participant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company Group.

(iv) This Section 2(b) is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with California Labor Code Section 2870, the Participant’s obligation to assign the Participant’s right, title and interest throughout the world in and to all Intellectual Property does not apply to any Intellectual Property that the Participant developed entirely on the Participant’s own time without using the Company Group’s equipment, supplies, facilities, or Confidential Information except for Intellectual Property that either (A) relates to the business of the Company Group at the time of conception or reduction to practice of the Intellectual Property, or actual or demonstrably anticipated research or development of the Company Group, or (B) results from any work performed by the Participant for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872 is attached to this Option Agreement as Annex 1 to this Exhibit B. The Participant shall disclose all Intellectual Property to the Company Group, even if the Participant does not believe that the Participant is required under this Option Agreement, or pursuant to California Labor Code Section 2870, to assign the Participant’s interest in such Intellectual Property to the Company.

3. Non-Disparagement. The Participant shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate or disparage the Company, any other member of the Company Group, or any of their respective predecessors or successors, or any of their respective current or former directors, officers, employees, shareholders, partners, members, agents or representatives, with respect to any of their respective past or present activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light.

4. Other Agreements. The restrictive covenants and other obligations contained in this Option Agreement are independent of, supplemental to, and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any non-competition, non-solicitation, confidentiality or other restrictive covenants in any other current or future agreement between the Participant and any member of the Company Group unless reference is made to the specific provisions hereof which are intended to be superseded.

5. Remedies. Each party and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Exhibit B will cause irreparable injury for which adequate remedy at law may not be available. Accordingly, it is agreed that the harmed party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Exhibit B and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity